GT GreenbergTraurig

EXHIBIT 5.1
August 14, 2012
IZEA, Inc.
150 North Orange Avenue, Suite 412
Orlando, Florida 32801
Ladies and Gentlemen:
We are acting as counsel to IZEA, Inc., a Nevada corporation (the “Company”), in connection with (a) the Registration Statement on Form S-1 (No. 333-181916), originally filed on June 6, 2012 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and (b) the Underwriting Agreement between the Company and Aegis Capital Corp., as the Underwriter (the “Underwriter”), relating to the Shares (defined below) (the “Underwriting Agreement”). The Registration Statement covers: (a) $5,750,000 of shares (the “Shares”) of the Company's common stock, par value $0.0001 per share (the “Common Stock”), including an over-allotment option of up to $750,000 in Shares, and (b) 274,224 shares of Common Stock issued in connection with the Company's private placement in May 2012.
We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.
Based upon the foregoing, we are of the opinion that:

(i)     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the state of Nevada.
(ii)    The 274,224 shares of Common Stock issued in connection with the Company's private placement in May 2012 have been duly authorized, and are legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the state of Nevada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
Very truly yours,

GREENBERG TRAURIG, LLP
242,254,458v1NY

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